GOLDEN RIVER RESOURCES INC.
Trading Symbol - GDRV OTC B.B.
                                                              Ph: (250) 717-1049
                                                             Fax: (250) 861-1971
                                                     E-Mail: MEXICOMINE@HOME.COM
                                                    WWW.GOLDENRIVERRESOURCES.COM
                                                                  1-800-265-1177


                           INTERIM FINANCING AGREEMENT

Golden River Resources Inc. if 2420 Pandosy St., Kelowna, B.C. enters into a financial agreement with VIC VAN ISLE CONSTRUCTION LTD. in which VIC VAN ISLE CONSTRUCTION LTD. will provide financing to Golden River Resources to the amount of $75,000.00 U.S.

The terms of this financing will be as follows:
         A)     Bridge Financing of $75,000.00 U.S.

         B) Payable back to VIC VAN ISLE CONSTRUCTION LTD. in 6 months or less at a rate of 8% Interest per annum.

         C) VIC VAN ISLE CONSTRUCTION LTD. will receive 150,000 Free Trading Shares of Golden River Resources for providing the financing. These shares will be deposited with David Poggemiller in Vernon, B.C. at Cannaccord Capital Offices.

         D)     The sum $75,000.00  will be guaranteed by Bruce Manery and Roger
                D. Watts and the company, Golden River Resources Inc.

Signed this date       JAN 24/00
                ---------------------

Golden River Resources
Roger D. Watts           /S/ ROGER D. WATTS
               ----------------------------------

Robert Bruce Manery     /S/ ROBERT BRUCE MANERY
                    ------------------------------

Vic Van Isle Construction Ltd.      /S/ UNKNOWN
                              ----------------------






Sales & Marketing: 2420 Pandosy Street, Kelowna, British Columbia, V1Y 1T8
Canada



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